EXHIBIT 10.49










































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              HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                  NON-QUALIFIED STOCK OPTION AGREEMENT



     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") dated as of ________________, by and between HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED, a Delaware Corporation (the "Company"), and
_________________ (the "Optionee"):

                          W I T N E S S E T H:

     WHEREAS, the Optionee is an employee of the Company or a Subsidiary of the Company; and

     WHEREAS, the execution of a non-qualified stock option agreement in the form hereof has been duly authorized by a resolution of the Compensation and Option Committee (the "Committee") of the Board of Directors (the "Board) of the Company duly adopted on ________________ (the "Date of Grant");

     NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Optionee agree as follows:

     1. Grant of Option. Pursuant to the terms and conditions of the Harman International Industries, Incorporated 1992 Incentive Plan (the "Plan"), the Company hereby grants to the Optionee an option (the "Option") to purchase _______ shares (the "Option Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), at the following prices (the "Option Prices") which are at a premium over the $______ per share closing price of the Common Stock on the Date of
Grant:

               Number of      Option
                 Shares        Price
               ---------      ------



     2. Type of Option. This Option is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3. Vesting of Option. Unless and until terminated as hereinafter provided, the Option shall become immediately and fully exercisable.

     4. Manner of Exercise. (a) The Option may be exercised by the Optionee at any time, or from time to time, in whole or in part, during the term thereof, but only in multiples of fifty (50) shares.
          (b) The Optionee shall exercise the Option by delivering a signed written notice to the Company, which notice shall specify the number of Option Shares to be purchased and the Option Prices thereof and be accompanied by payment in full of the applicable Option Price for the number of Option Shares specified for purchase.

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          (c)  The Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by transfer to the Company of Common Stock that has been owned by the Optionee for more than six months prior to the date of exercise, or (iii) by a combination of any of the
foregoing methods of payment. 5.   Repurchase Right.  (a)  Shares
acquired on exercise may be repurchased by the Company (or if the Options shall remain unexercised, in whole or in part, the Option or a portion thereof may be canceled), in the sole discretion of the Committee, at any time during the period commencing ____________ and ending ________________ at the Option Price paid for the Option Shares to be repurchased, subject to the conditions and to the extent specified in this Section 5. For the purpose of this Agreement, the Company's right to repurchase shares acquired under this Option and right to cancel the Option shall be referred to collectively as the "Right to Repurchase."
          (b) The Right to Repurchase will lapse to the extent of one-seventh of the total number of Option Shares if, during or with respect to any fiscal year commencing with the fiscal year ending _____________, the requirements of Alternative I or Alternative II are met.
          (i) Alternative I. The requirements of Alternative I may be met in a fiscal year if, during such fiscal year, the Company's stock price per share equals or exceeds the applicable target stock price level set forth in the following table:

                                                 Percent of Option Shares
                                                 Subject to Repurchase
                        Target Level of          After Attainment of
      Period            Stock Price Per Share    Target Stock Price Level
      ------            ---------------------    ------------------------



The target stock price level will be deemed to have been attained, for purposes of this Alternative I, only if the closing price of the Company's Common Stock (on the composite tape of The New York Stock Exchange - Listed Securities) equals or exceeds the applicable target stock price level on 30 trading days out of any consecutive 60 trading day period.
          (ii) Alternative II. The requirements of Alternative II may be met with respect to a fiscal year if earnings per share (fully diluted) before adjustment for extraordinary events including acquisitions and dispositions ("EPS") reported for such fiscal year equals or exceeds the applicable target EPS set forth in the following table:




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                                                  Percent of Option
                                                  Shares Subject to
                                                  Repurchase After
      Period             Target EPS Level         Attainment of Target
      ------             ----------------         --------------------

            (c) Other provisions of this Section 5 notwithstanding, the Right to Repurchase shall lapse if cumulative EPS for the five fiscal years ending _____________ equals or exceeds _____ times EPS for ________________ (which represents a cumulative compound growth rate target of ___ per annum).
            (d) The Committee may, in its sole discretion, adjust the applicable target stock prices in subsection 5 (b) (i) or the applicable target EPS in subsection 5 (b) (ii) if events or transactions have occurred after the Date of Grant which are unrelated to the performance of the Optionee and result in a distortion of the target stock price or target EPS in an applicable fiscal year.
            (e) In the event of Optionee's death, disability, retirement approved by the Committee or other termination of employment deemed by the Committee to be in the best interests of the Company, the Right to Repurchase will lapse. For the purpose of this Section 5, disability shall be defined to mean the absence of the Optionee from his duties with the Company on a full-time basis for one hundred eighty (180) days within any period of three hundred and sixty five (365) consecutive days as a result of his incapacity due to physical or mental illness as confirmed by a physician acceptable to the Company.
            (f) Option Shares shall not be transferable at any time prior to such time as the Right to Repurchase has lapsed with respect to such Option Shares.


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            (g)  As the Right to Repurchase lapses in accordance with
Section 5(b) above, it shall lapse in ascending order of Option Price with the Right to Repurchase lapsing on those shares that have been or may be acquired by exercise of Options with the lowest Option Price. Except to the extent the Right to Repurchase has lapsed with respect to specific Option Shares, shares repurchased by Committee will be repurchased in ascending order of Option Price; provided, however, if any such Options have not been exercised, the Committee shall cancel such unexercised Options starting with the outstanding Options with the lowest Option Price.
            (h) Notwithstanding the other provisions of this Section 5, the Right to Repurchase shall lapse in its entirety upon the occurrence of a change in control of the Company, unless such change in control is caused by or within the control of the Optionee. A change in control of the Company will be deemed to have occurred if the individuals who constitute the Board at the beginning of any period of two consecutive years cease to constitute a majority of the members thereof. For this purpose, no change will be deemed to have occurred in the composition of the Board by reason of the appointment or election of any director to fill a vacancy created by (i) the death or disability of a director or
(ii) the resignation or removal of a director or an increase in the size of the Board, if such resignation or removal or increase in the size of the Board is unrelated to a merger or consolidation of the Company with another corporation, an acquisition of a majority of the voting shares of the Company's stock or a sale by the Company of substantially all of its assets. In each of the cases described in clauses (i) and (ii) of the preceding sentence, the director who is appointed or elected to fill the

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vacancy will be treated as a director serving on the Board at the beginning of the two-year period.
       6. Termination. (a) The Option shall terminate on the earliest of the following dates:
                 (i) The date written notice is given by the Optionee or by the Company or Subsidiary terminating Optionee's employment for any reason other than retirement, death or permanent disability; provided, however, that the Committee may, in its sole discretion, determine it is equitable under the circumstances or in the best interests of the Company to allow Optionee up to 90 days from the date of termination to exercise the Option; provided further that for purposes of this Agreement, the Optionee shall not be deemed to have terminated such employment by reason of (1) the transfer of employment among the Company and its Subsidiaries or (2) a leave of absence approved by the Board.

                 (ii) One year after the retirement of the Optionee.
                 (iii) One year after the death or permanent disability of the Optionee, if the Optionee dies or becomes permanently disabled while an employee of the Company or a Subsidiary;
                 (iv) Committee cancellation resulting from exercise of the Right to Repurchase.
                 (v)  Ten years after the Date of Grant.
            (b) In the event that the Optionee commits an act that the Committee determines to have been intentionally committed and materially inimical to the interests of the Company, the Option shall terminate as of the time of the commission of that act, notwithstanding any other provision of this Agreement.

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       7.   Share Certificates.  The Company hereby agrees to cause
certificates for the Option Shares purchased hereunder to be delivered to the Optionee upon (i) full payment of the applicable Option Price, subject to the applicable terms and conditions of the Plan and (ii) subject to the terms and conditions set forth herein (including the lapse of the Company's repurchase right set forth in Section 5 hereof). All certificates evidencing Option Shares purchased pursuant hereto (and any certificates for Common Stock attributable to the shares acquired by exercise of the Option which, in the opinion of counsel for the Company, are subject to similar legal requirements) shall have endorsed thereon before issuance such legends as the Company's counsel may deem necessary or advisable. In furtherance thereof, until such time as the Right to Repurchase shall have lapsed, the certificates representing such shares shall bear a legend to evidence the Right to Repurchase and the related restriction on transferability, and such certificates shall remain in the custody of the Company. Optionee agrees to execute and deliver blank stock powers to the Company at the time of exercise of the Option to authorize transfer of Option Shares that may be repurchased by the Company pursuant to the Right to Repurchase. In the event that the issuance of Option Shares upon exercise constitutes a transaction not involving a public offering, the Company and any transfer agent shall not be required thereafter to transfer any such shares unless and until the Company or its transfer agent shall have received from counsel to the Company, in a form satisfactory to the Company, an opinion that any such transfer will not be in violation of any applicable law or regulation. Optionee agrees not to sell, assign, pledge or otherwise dispose of any shares without the Company first receiving such an opinion.

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       8.   Tax Reimbursement by Optionee.  As a condition of this
grant, Optionee agrees that, if and to the extent that any exercise of the Option or subsequent lapse of the Right to Repurchase would result in the Company not being permitted to deduct for tax purposes under Section 162(m) of the Code (or any successor provision), remuneration equal to the amount of remuneration received by Optionee, Optionee will reimburse the Company in an amount equal to (i) the amount of the tax benefit that would have resulted to the Company had the deductibility of remuneration resulting from such exercise or subsequent lapse not been subject to the limitation under Section 162(m) (or any successor provision), plus (ii) the amount of taxes payable by the Company as a result of all reimbursements under (i) and (ii) hereof. All determinations relating to this provision shall be made by the Company's independent certified public accountants. Optionee acknowledges that the Option may not qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.
       9. Transfer. The Option may not be transferred except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Optionee except by the Optionee or the Optionee's guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
       10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and regulations; provided, however, that notwithstanding any other provision of this Agreement, the Company will have no obligation to deliver shares upon exercise if such exercise or delivery would involve a violation of any such laws and regulations.

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       11.  Adjustments.  (a)  The Committee may make such adjustments in the Option Price per share, the target attainment levels for stock price per share and EPS, and the numbers and kind of shares of stock or other securities covered by this Agreement as the Committee may in good faith determine to be equitably required in order to prevent any dilution or expansion of the Optionee's rights under this Agreement that otherwise would result from any:
                 (i) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company;
                 (ii) merger, consolidation, spin-off, reorganization, partial or complete liquidation or issuance of rights or warrants to purchase securities of the Company; or
                 (iii) other corporate transaction or event having an effect similar to any of the foregoing.
            (b) In the event that any transaction or event described or referred to in Section 11(a) above shall occur, the Committee may provide in substitution of any or all of the Optionee's rights under this Agreement such alternative consideration as the Committee may in good faith determine to be equitable under the circumstances.
       12. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to the Option. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
       13. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, it shall be a condition of the exercise of the

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Option that Optionee pay to the Company the balance of such tax required to be withheld or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to have the Company withhold Option Shares to satisfy tax withholding obligations only if such shares are not subject to the Company's right of repurchase.
       14. Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Optionee at any time.
       15. Definition of a Subsidiary. For the purposes of this Agreement, the term "Subsidiary" means any corporation in which the Company directly or indirectly owns or controls more than 50 percent of the total combined voting power of all classes of stock issued by the corporation.
       16. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by the Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier with full postage prepaid and addressed to the parties as follows:
If to the Company, at:    1101 Pennsylvania Avenue, N.W.
                          Suite 1010
                          Washington, DC  20004

Attention:            Vice President - Financial Operations

If to the Optionee:   Optionee's address provided by
                      Optionee on the last page hereof
       Either the Company or Optionee may change the above designated address by written notice to the other specifying which new address.

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       17.  Interpretation.  The interpretation and construction by the
Committee of the Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.
       18. Amendment in Writing. In accordance with its terms, this Agreement may be amended, but only in writing which specifically references this Section and is signed by each of the parties hereto.
       19. Integration. The Option is granted pursuant to the Plan, and this Agreement and the Option are subject to all of the terms and conditions of the Plan, a copy of which is attached hereto and incorporated herein by reference. As such, this Agreement embodies the entire agreement and understanding of the parties hereto with respect to the Option, and supersedes any prior understandings or agreements, whether written or oral, with respect to the Option.
       20. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.
       21. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the District of Columbia and applicable provisions of the Delaware General Corporation law and applicable Federal law.
       22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


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       IN WITNESS WHEREOF, this Agreement is executed by the Company on the day and year first above written.

                                HARMAN INTERNATIONAL INDUSTRIES,
                                INCORPORATED

                                By:  ___________________
                                Name:     ________________
       The undersigned Optionee hereby acknowledges receipt of an executed original of this Non-Qualified Stock Option Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.
                                     Optionee:


                                     _________________

OPTIONEE:  Please complete/update the following information.

Name:  _____________
Home Address:
___________________________
___________________________
Employee Number: ___________
Date of Hire:  ______
Company or Division:  _____________________________________














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